UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2004

Canada Southern Petroleum Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Nova Scotia, Canada

(State or Other Jurisdiction of Incorporation)

001-03793                                                                        98-0085412

(Commission File Number)                              (IRS Employer Identification No.)

#250,706 – 7th Avenue, S.W., Calgary, Alberta, Canada                                 T2P 0Z1

(Address of Principal Executive Offices)                                           (Zip Code)

(403) 269-7741

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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      Exhibit index is on page 4.

FORM 8-K

CANADA SOUTHERN PETROLEUM LTD.

Canada Southern Petroleum Ltd., a Nova Scotia corporation (the “Company”), is filing this current report on Form 8-K to report under Item 5.02 the appointment of Raymond Cej to the Company’s Board of Directors.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 17, 2004, the Company announced that Raymond Cej, a highly experienced oil and gas executive, has been appointed to fill a vacant seat on its Board of Directors, effective September 16, 2004.  Mr. Cej has been appointed to serve as a member of the Corporate Governance and Nominating Committee and the Operations Committee of the Board of Directors, both effective September 16, 2004.

There are no arrangements between Mr. Cej and any other person pursuant to which Mr. Cej was appointed as a director.   Since January 1, 2003, there have been no other transactions or proposed transactions to which the Company or any of its subsidiaries was or is to be a party in which Mr. Cej had or is to have a direct or indirect material interest.

On September 17, 2004, the Company issued a press release announcing Mr. Cej’s appointment to the Board of Directors.  A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

(c)

Exhibits.

Exhibit No.

Exhibit

99.1

Company Press Release, dated September 17, 2004.

FORM 8-K

CANADA SOUTHERN PETROLEUM LTD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANADA SOUTHERN PETROLEUM LTD.

                                (Registrant)

By: /s/ John W.A. McDonald

John W.A. McDonald

President and Chief Executive Officer

Date: September 20, 2004

EXHIBIT INDEX

Exhibit No.

Description

Page No.

99.1	Company Press Release, dated as of September 17, 2004.	5